EXECUTION COPY
Exhibit 4(j)

AMENDMENT

Dated as of August 28, 2015

To the Lenders party to the Credit Agreement
and the Administrative Agent referred to below

Ladies and Gentlemen:

Reference is made to the following documents:

(i)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (the “ETR Credit Agreement”), among Entergy Corporation, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto;

(ii)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (the “EAI Credit Agreement”), among Entergy Arkansas, Inc., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto,

(iii)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (the “ELL-EGSL Credit Agreement”), among Entergy Louisiana, LLC and Entergy Gulf States Louisiana, L.L.C., as the Borrowers, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto; and

(iv)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (the “ETI Credit Agreement”), among Entergy Texas, Inc., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto.

The ETR Credit Agreement, the EAI Credit Agreement, the ELL-EGSL Credit Agreement and the ETI Credit Agreement are herein referred to as, collectively, the “Credit Agreements”. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreements.

Section 1. Amendment to Credit Agreements. The parties hereto agree that, subject to the satisfaction of the conditions precedent set forth in Section 2 below, each Credit Agreement is amended as follows:

(a)    The definition of “Eurodollar Rate” set forth in Section 1.01 is amended to delete the text “(rounded upward to the nearest 1/16th of 1%)”.

Section 2. Conditions Precedent. Section 1 above shall be effective as of the date hereof when and if the Administrative Agent under each Credit Agreement shall have received counterparts of this amendment

(this “Amendment”), duly executed by the Borrower under each Credit Agreement and the Lenders under each Credit Agreement.

Section 3. Effect on the Credit Agreements. Except as expressly provided above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of any Lender under any Loan Document, nor constitute an amendment or waiver of any provision of any Loan Document. Except as expressly provided above, each Loan Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall constitute a Loan Document under each Credit Agreement and shall be binding on the parties hereto and their respective successors and permitted assigns under the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the respective Credit Agreements to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Credit Agreement, and each reference in the other Loan Documents corresponding to such Credit Agreement to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to such Credit Agreement, shall mean and be a reference to such Credit Agreement, as amended by this Amendment.
Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

Please indicate your agreement to the foregoing by signing and returning a counterpart to this Amendment by facsimile or e-mail to Meredith Jetton (fax no. 212-556-2222, Attention: Meredith Jetton / mjetton@kslaw.com).

Very truly yours,

ENTERGY CORPORATION

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

ENTERGY ARKANSAS, INC.
ENTERGY LOUISIANA, LLC
Entergy Gulf States Louisiana, L.L.C.
Entergy Texas, Inc.

By: /s/ Stacey M. Lousteau
Stacey M. Lousteau
Assistant Treasurer

The undersigned hereby agree to the foregoing:

Citibank, N.A., as Administrative Agent and a Lender

By    /s/ Richard Rivera
Name:    Richard Rivera
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By    /s/ Bridget Killackey_
Name: Bridget Killackey
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By    /s/ Nick Schmiesing
Name: Nick Schmiesing
Title: Vice President

BNP PARIBAS

By    /s/ Karima Omar
Name: Karima Omar
Title: Vice President

By    /s/ Ted Sheen
Name: Ted Sheen
Title: Vice President

BANK OF THE WEST

By    /s/ Brad Conley
Name: Brad Conley
Title: Vice President

MIZUHO BANK, LTD.

By    /s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

THE BANK OF NOVA SCOTIA

By    /s/ Thane Rattew__
Name: Thane Rattew
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By    /s/ Lindsay Minneman_
Name: Lindsay Minneman
Title: Vice President

BANK OF AMERICA, N.A.
As Bank

By    /s/ William Merritt
Name: William Merritt
Title: Vice President

GOLDMAN SACHS BANK USA

By    /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,

By    /s/ Dmitriy Barskiy__
Name: Dmitriy Barskiy
Title: Authorized Signatory

KEYBANK NATIONAL ASSOCIATON

By    /s/ Paul J. Pace
Name: Paul J. Pace
Title: Senior Vice President

BARCLAYS BANK, PLC, as a Lender

By    /s/ Mathew Cybul
Name: Mathew Cybul
Title: Assistant Vice President

COBANK, ACB

By    /s/ Josh Batchelder
Name: Josh Batchelder
Title: Vice President

THE BANK OF NEW YORK MELLON

By    /s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

REGIONS BANK

By    /s/ Jennifer Fitzgerald_
Name: Jennifer Fitzgerald
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION

By    /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By    /s/ Michael T. Sagges
Name: Michael T. Sagges
Title: Vice President

THE NORTHERN TRUST COMPANY

By    /s/ Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

WHITNEY BANK

By    /s/ Philip E. Gordillo
Name: Philip E. Gordillo
Title: Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By    /s/ Katherine G. Kay
Name: Katherine G. Kay
Title: Senior Vice President

TAIWAN COOPERATIVE BANK CO., LTD., ACTING THROUGH ITS LOS
ANGELES BRANCH AS BANK

By    /s/ Ming-Chih Chen__
Name: Ming-Chih Chen
Title: VP & General Manager

CHANG HWA COMMERCIAL BANK LTD.
LOS ANGELES BRANCH

By    /s/ Kang Yang
Name: Kang Yang
Title: Vice President & General Manager

TAIWAN BUSINESS BANK, LOS ANGELES BRANCH

By    /s/ Sandy Chen
Name: Sandy Chen
Title: General Manager

Bank Hapoalim BM

By    /s/ Helen H. Gateson
Name: Helen H. Gateson
Title: Vice President

By    /s/ Charles McLaughlin
Name: Charles McLaughlin
Title: Senior Vice President